SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2001

RAILWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24639	58-2382378

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

6225 Smith Avenue, Suite 200, Baltimore, Maryland 21209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 580-6000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

     On June 5, 2001, RailWorks Corporation (“RailWorks”) announced that John Kennedy was elected Chief Executive Officer by its Board of Directors. Former Chief Executive Officer, John Larkin, will remain with RailWorks in the capacity of Chairman of the Board of Directors. Mr. Larkin will focus his primary efforts on obtaining additional financing and other matters designed to strengthen RailWorks’ balance sheet.

     Since the formation of RailWorks in 1998, John Kennedy, 63, has served in various capacities, including Chief Operating Officer. In addition, Mr. Kennedy has been a member of RailWorks’ Board of Directors since RailWorks’ inception. Prior to joining RailWorks, Mr. Kennedy served as President of Kennedy Railroad Builders, one of RailWorks’ 14 founding companies, which was established by Mr. Kennedy in 1965 in the Harrisburg, Pennsylvania area.

     Effective June 19, 2001, we entered into an amendment to our credit agreement with our group of lenders pursuant to which the available revolving credit amount was increased to $111,000,000 through September 30, 2001. As of June 14, 2001, we had borrowed approximately $88,600,000 under the available revolving committed amount. All amounts outstanding under the credit agreement will bear interest at a per annum rate one-half percent (0.5%) higher than previously applicable. Our lending group waived our compliance with existing covenants, but we must have a minimum EBITDA of $15,000,000 for the quarter ending June 30, 2001. In connection with the amendment, we agreed to pay an amendment fee of a quarter of a percent (0.25%) of the commitments and to issue the lending group warrants to purchase our common stock in an amount equal to two percent (2.0%) of the fully diluted and outstanding equity of RailWorks at $0.01 per share. The warrants will have customary anti-dilution protection for stock splits, dividends, distributions and for issuances of equity securities below fair market value. The warrants will become exercisable in equal monthly increments beginning on September 30, 2001.

     Unless our credit agreement is extended further (as discussed below), on October 1, 2001 the revolving available commitment amount under our credit agreement would be the lesser of (i) $96,057,690 or (ii) the amount to which the available revolving committed amount is reduced by mandatory reductions in accordance with the credit agreement.

     To meet our working capital needs subsequent to September 30, 2001, we will require increased borrowing capacity under our credit agreement or other additional debt or equity financing. We intend to engage in further discussions with our lending group to seek additional amendments to our credit agreement, including, without limitation, further increases in the available revolving committed amount. While we fully expect these further discussions will be successful, we cannot assure you that we will be able to obtain such increased borrowing capacity or such additional financings on terms acceptable to us, if at all. If we are unable to obtain such increased borrowing capacity or additional financings we may be unable to meet our working capital and cash requirements, including interest payments payable on our debt. If this were to occur it would have a material adverse effect on RailWorks’ operations and financial condition.

     On June 20, 2001, we sold substantially all of the assets of our civil construction and maintenance divisions, which were historically operated by one of our acquired subsidiaries RailWorks W.T. Byler L.P., to the former owners of such business. The assets sold include, but are not limited to, the land, buildings and related improvements located in Houston, Texas which were used in such businesses. We retained the subsidiary's rail track services operations. In connection with this transaction, the former owners surrendered 300,000 shares of common stock received in consideration for the sale of such business to RailWorks, as well as any current earn out payments, deferred obligations and any future earn out payments that may be due. In addition, approximately 90,000 options held by the former owners were cancelled. The net cash proceeds from the sale, approximately $13,000,000, were applied to pay down a portion of RailWorks' outstanding revolving credit loans. In connection with such payment the available revolving committed amount was reduced by the amount of such payment.

     In connection with the acquisition of the Founding Companies and certain other acquisitions of operating companies thereafter, those former stockholders of the acquired companies who received the Company’s common stock as all, or a part, of the consideration for the sale to us agreed to sell such shares only in a block trade or registered public offering, as determined by us, subject to limitations on the number of shares which can be sold in any quarter. In the agreements pursuant to which each such stockholder acquired our Common Stock, we reserved the right, subject to certain limitations, to modify the resale restrictions contained in such agreements. In June 2001, we modified such restrictions. Such stockholders, in addition to selling in a block trade or registered public offering, now may sell such shares, subject to the same limitations on the number of shares which may be sold in any quarter, from time to time in market transactions, provided the closing price of the Company’s common stock on the day prior to the date of sale was not less than a predetermined minimum price. Such sales may be made only during the period commencing twenty-four hours after the public release of our earnings for a quarter or the fiscal year and ending fifteen days prior to the end of the quarter during which such release occurs, and are subject to certain other conditions.

     Effective June 22, 2001, Harold Kropp resigned as a Vice President and the Chief Accounting Officer of RailWorks for personal reasons.

     Statements in this press release regarding RailWorks’ beliefs, intentions, expectations, plans or estimates (or similar expressions) constitute forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors which could affect RailWorks’ actual results include general economic conditions, competitive factors, seasonality of Railworks’ business, timing and integration of future acquisitions, dependence on public sector contracts and funding, exposure to fixed price contracts, labor relations, regulatory changes in the rail and transit industries, cyclical nature of the rail system industry and commercial construction, availability and terms of financing for Railworks’ business, RailWorks’ ability to meet obligations under debt instruments, and changes in laws that impact the way in which RailWorks conducts its business. Management believes these statements, which are based on currently available information, are reasonable; however, undue reliance should not be placed on these statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired

N/A

     (b) Pro Forma Financial Information

N/A

     (c) Exhibits

10.52 Third Amendment to the Credit Agreement dated as of June 18, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2001		RAILWORKS CORPORATION

(Registrant)

	By:	-s- John G. Larkin

John G. Larkin Chairman of the Board